                                                                   EXHIBIT 3.1FF


                          MINNESOTA SECRETARY OF STATE

[GRAPHIC APPEAR HERE]

                     NOTICE OF CHANGE OF REGISTERED OFFICE/
                                REGISTERED AGENT

      Please read the instructions on the back before completing this form.

1.   Entity Name:

     GT SEED TREATMENT, INC.

2. Registered Office Address (No. & Street): List a complete street address or rural route and rural route box number. A POST OFFICE BOX IS NOT ACCEPTABLE.

     33 South Sixth Street            Minneapolis      MN          55402
     ------------------------------------------------------------------------
                  Street                   City       State       Zip Code

3. Registered Agent (Registered agents are required for foreign entities but optional for MINNESOTA entities):

     Corporation Service Company
     ------------------------------------------------------------------------
     If you do not wish to designate an agent, you must list "NONE" in this box. DO NOT LIST THE ENTITY NAME.

In compliance with Minnesota Statutes, Section 302A. 123, 303.10, 308A.025, 317A. 123 or 322B. 135I certify that the above listed company has resolved to change the entity's registered office and/or agent as listed above.

I certify that I am authorized to execute this notice and I further certify that I understand that by signing this notice I am subject to the penalties of perjury as set forth in Minnesota Statutes Section 609.48 as if I had signed this notice under oath.

         Arthur Fullerton
  ---------------------------------
    Signature of Authorized Person
  Arthur C.  Fullerton,   Secretary

NAME AND TELEPHONE NUMBER OF A CONTACT PERSON: Elizabeth Dawson   (800) 927 9800
                                               ---------------------------------
                                                  please print legibly